                                                                Exhibit No. 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary Name                                  State of Incorporation
-------------------------------------------------------------------------------

JUDGE TECHNICAL SERVICES, INC.                   Delaware

ON-SITE SOLUTIONS, Inc.                          California

THE BERKELEY ASSOCIATES CORPORATION              Delaware

JUDGE.COM, INC.                                  Pennsylvania